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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      Pursuant to Section 12(b) or 12(g) of
                       The Securities Exchange Act of 1934


                          CAPSTONE TURBINE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                          95-4180883
(State of Incorporation or Organization)                       (I.R.S. Employer
                                                             Identification No.)
           6430 INDEPENDENCE
       WOODLAND HILLS, CALIFORNIA                                   91367
(Address of Principal Executive Offices)                          (Zip Code)


    If this form relates to the                 If this form relates to the
    registration of a class of                  registration of a class of
    securities pursuant to Section              securities pursuant to Section
    12(b) of the Exchange Act and               12(g) of the Exchange Act and is
    is effective pursuant to                    pursuant to General Instruction
    General Instruction A.(c),                  A.(d), please check the
    please check the following                  following box. [X]
    box. [ ]

Securities Act registration statement file number to which this form relates:
333-33024

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
   -----------------------------------       -----------------------------------
             NOT APPLICABLE                            NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, PAR VALUE $.001
--------------------------------------------------------------------------------
                                (Title of Class)

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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The Registrant is registering shares of Common Stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-33024) that was filed with the Securities and Exchange Commission on March 22, 2000 (the "Registration Statement"). Reference is made to the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2.        EXHIBITS


     3.1 Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form
                S-1 (File No. 333-33024) of the Registrant, as amended).

     3.2        Form of Amended and Restated Certificate of Incorporation of the
                Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-33024) of the
                Registrant, as amended).

     3.3 Form of Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-33024) of the Registrant, as amended).

     3.4        Bylaws of the Registrant (Incorporated by reference to Exhibit
                3.4 to the Registration Statement on Form S-1 (File No.
                333-33024) of the Registrant, as amended).

     3.5        Form of Amended and Restated Bylaws of the Registrant
                (Incorporated by reference to Exhibit 3.5 to the Registration
                Statement on Form S-1 (File No. 333-33024) of the Registrant, as amended).

     9.1        Investor Rights Agreement (Incorporated by reference to Exhibit
                9.1 to the Registration Statement on Form S-1 (File No.
                333-33024) of the Registrant, as amended).

     9.2 Amendments to Investor Rights Agreement (Incorporated by reference to Exhibit 9.2 to the Registration Statement on Form
                S-1 (File No. 333-33024) of the Registrant, as amended).

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                                   SIGNATURES


               Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     CAPSTONE TURBINE CORPORATION


                                     By:      /s/ Ake Almgren
                                              ----------------------------------
                                     Name:    Dr. Ake Almgren
Dated:  June 21, 2000                Title:   Chief Executive Officer